UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  December 7, 2007

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Third Avenue

Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 7, 2007, the Board of Directors of Acme Packet, Inc. (the “Company”) adopted the Second Amended and Restated By-laws of the Company (the “By-laws”) to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The NASDAQ Stock Market has recently required that all NASDAQ-listed companies be eligible to participate in the Direct Registration System. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The full text of the By-laws, as amended, is filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description

3.1	Second Amended and Restated By-laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 11, 2007

Acme Packet, Inc.

By:	/s/ Keith Seidman
Name: Keith Seidman
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Second Amended and Restated By-laws